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                                                                    EXHIBIT 32.1

              CERTIFICATE REGARDING MICROFIELD GROUP, INC.'S 10-QSB
                       FOR THE QUARTER ENDED JUNE 28, 2003

In connection with the quarterly report on Form 10-QSB of Microfield Group, Inc. (the "Company") for the quarter ended June 28, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), I, the principal executive officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, I have executed this certificate as of this 12th day of August, 2003.

/s/ Steven M. Wright
    --------------------------------------
     Steven M. Wright
     President and Chief Executive Officer

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